Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re: JENNIFER CONVERTIBLES, INC., et al.,1 Debtors.	Chapter 11 Case No. 10-13779 (ALG) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE
AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF
JENNIFER CONVERTIBLES, INC. AND ITS AFFILIATED DEBTORS

Jennifer Convertibles, Inc. and the above captioned debtors, as debtors and debtors in possession (collectively, the “Debtors”) having:2

a.
commenced, on July 18, 2010 (the “Petition Date”), these chapter 11 cases (collectively, the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.
filed, on July 19, 2010, the Debtors Motion For Order Directing Joint Administration Of Chapter 11 Cases Pursuant To Rule 1015(B) Of The Federal Rules Of Bankruptcy Procedure [Docket No. 6], which was approved by this Court on July 23, 2010 [Docket No. 51];

d.
filed, on November 19, 2010, the Joint Chapter 11 Plan of Reorganization of Jennifer Convertibles, Inc. and its Affiliated Debtors [Docket No. 339] and the Disclosure Statement Regarding the Joint Chapter 11 Plan of Reorganization of Jennifer Convertibles, Inc. and its Affiliated Debtors [Docket No. 338], which documents were subsequently amended and modified, as described herein;

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are: (i) Jennifer Convertibles, Inc. (4646); (ii) Jennifer Convertibles Boylston MA, Inc. (7904); (iii) Jennifer Chicago Ltd. (0505); (iv) Elegant Living Management, Ltd. (5049); (v) Hartsdale Convertibles, Inc. (1681); (vi) Jennifer Management III Corp. (3552); (vii) Jennifer Purchasing Corp. (7319); (viii) Jennifer Management II Corp. (9177); (ix) Jennifer Management V Ltd. (9876); (x) Jennifer Convertibles Natick, Inc. (2227); (xi) Nicole Convertibles, Inc. (5985); (xii) Washington Heights Convertibles, Inc. (0783).

2Capitalized terms used but not otherwise defined in this order (the “Confirmation Order”) shall have the meanings ascribed to such terms in the Amended Joint Chapter 11 Plan of Reorganization of Jennifer Convertibles, Inc. and its Affiliated Debtors, dated December 21, 2010 [Docket No. 399] (the “Plan”).  The rules of interpretation set forth in Article I of the Plan shall apply to this Confirmation Order.

e.
filed, on November 19, 2010, the Debtors’ Motion For Order: (A) Approving The Disclosure Statement; (B) Fixing The Voting Record Date; (C) Approving The Solicitation Materials And Procedures For Distribution Thereof; (D) Approving The Forms Of Ballots And Establishing Procedures For Voting On The Debtors Joint Plan Of Reorganization; (E) Scheduling A Hearing And Establishing Notice And Objection Procedures In Respect Of The Confirmation Of Debtors Joint Plan Of Reorganization; And (F) Granting Related Relief [Docket No. 340];

f.
filed, on December 17, 2010, the Amended Joint Chapter 11 Plan Of Reorganization For Jennifer Convertibles, Inc. And Its Affiliated Debtors [Docket No. 384], the related Amended Disclosure Statement With Respect To Joint Chapter 11 Plan Of Reorganization For Jennifer Convertibles, Inc. And Its Affiliated Debtors [Docket No. 383] (the “Disclosure Statement”); and the proposed amended Order: (A) Approving The Disclosure Statement; (B) Fixing The Voting Record Date; (C) Approving The Solicitation Materials And Procedures For Distribution Thereof; (D) Approving The Forms Of Ballots And Establishing Procedures For Voting On The Debtors Joint Plan Of Reorganization; (E) Scheduling A Hearing And Establishing Notice And Objection Procedures In Respect Of The Confirmation Of Debtors Joint Plan Of Reorganization; And (F) Granting Related Relief [Docket No. 382], which documents were subsequently amended as set forth herein;

g.	filed, on December 22, 2010, solicitation versions of the Plan [Docket No. 399] and a revised version of the Disclosure Statement [Docket No. 398];

h.
distributed solicitation materials on December 23, 2010, consistent with the Bankruptcy Code, the Bankruptcy Rules, the Order: (A) Approving the Disclosure Statement;(B) Fixing the Voting Record Date; (C) Approving the Solicitation Materials and Procedures for Distribution thereof; (D) Approving the Forms of Ballots and Establishing Procedures for Voting on the Debtors' Join Plan of Reorganization; (E) Scheduling a Hearing and Establishing Notice and Objection Procedures in Respect of the Confirmation of Debtors' Joint Plan of Reorganization; and (F) Granting Related Relief, dated December 22, 2010 [Docket No. 397] (the “Disclosure Statement Order”), which Disclosure Statement Order also approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms and ballots (collectively, the “Solicitation Packages”), being evidenced by the Affidavit of Service of Julia G. Osborne re: Solicitation [Docket No. 419] (the “BMC Affidavit”);

i.	filed, on January 13, 2011, the Schedule of Rejected Contracts and Leases [Docket No. 435] and the Amended Cure Schedule [Docket No. 436];

j.	filed, on January 14 and 15, 2011, the Plan Supplement [Docket Nos. 440 and 442] (as may be further amended or supplemented from time to time, the “Plan Supplement”) for the Plan;

k.
filed, on January 19, 2011, the Declaration of Julia G. Osborne of BMC Group, Inc. Regarding Solicitation and Tabulation of Votes in Connection with the Debtors’ Amended Joint Chapter 11 Plan of Reorganization for Jennifer Convertibles, Inc. and its Affiliated Debtors [Docket No. 450] (the “Voting Certification”), attesting to and certifying the method and results of the ballot tabulation for the Classes of Claims entitled to vote to accept or reject the Plan;

l.
filed, on January 21, 2011, the Declaration of Rami Abada in Support of the Confirmation of the Amended Joint Chapter 11 Plan Of Reorganization For Jennifer Convertibles, Inc. And Its Affiliated Debtors [Docket No. 458];

m.
filed, on January 24, 2011, a memorandum of law in support of confirmation of the Plan [Docket No. 462]; and the Declaration of Robert C. Grien in Support of the Confirmation of the Amended Joint Chapter 11 Plan Of Reorganization For Jennifer Convertibles, Inc. And Its Affiliated Debtors [Docket No. 469]; and

This Court having:

n.
entered, on December 22, 2010, the Disclosure Statement Order [Docket No. 397], which, among other things, set January 25, 2011, at 11:00 a.m. (ET), as the date and time for the commencement of the confirmation hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128 and 1129 of the Bankruptcy Code (the “Confirmation Hearing”);

o.
reviewed the Plan (including the Plan Supplement), the Disclosure Statement, and all pleadings, exhibits, statements, responses and comments regarding Confirmation, including all objections, statements and reservations of rights made with respect thereto;

p.	heard the statements, arguments and objections made by counsel in respect of Confirmation;

q.	considered all oral representations, testimony, documents, filings and other evidence regarding Confirmation;

r.
overruled, including for the reasons stated on the record of the Confirmation Hearing, any and all objections to the Plan and Confirmation thereof and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated;

s.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases; and

t.
determined based upon all of the foregoing that the Plan should be confirmed, as reflected by the Court’s ruling as set forth in the Memorandum Decision Allowing Assumption Of Trademark Usage Agreements And Provisionally Confirming Joint Plan Of Reorganization, dated February 4, 2011 [Docket No. 487] (the “Confirmation Decision”) and on the record of the Confirmation Hearing; and for the reasons set forth in the findings of fact and conclusions of law below.

NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing, the Plan and all modifications thereto has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby and that any party in interest so affected has had the opportunity to object to Confirmation; and, after due deliberation and based upon the record described above, it appearing to the Court that the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing, as well as the representations made by the Debtors on the record of the Confirmation Hearing, establish just cause for the relief granted herein; after due deliberation thereon, and sufficient cause appearing therefor;

FINDING OF FACTS AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:3

JURISDICTION AND VENUE

A.           This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334.  Venue in this Court was proper as of the Petition Date pursuant to 28 U.S.C. §§ 1408 and 1409.

B.           Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has exclusive jurisdiction to determine whether the Plan should be confirmed under the applicable provisions of chapter 11 of the Bankruptcy Code and should be confirmed.

C.           Each of the conditions precedent to the entry of this Order has been satisfied in accordance with Section 14.01 of the Plan or properly waived in accordance with Section 14.03 of the Plan.

3 The findings set forth herein and in the Memorandum of Opinion constitute this Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.

COMMENCEMENT AND JOINT ADMINISTRATION

D.           The Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on July 18, 2010.  Each Debtor, following the Petition Date, has operated its business and managed its properties as a debtor in possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code.  On July 23, 2010, the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors (the “Creditors’ Committee”).

NOTICE, SOLICITATION, VOTING AND CLASSES

E.           The Disclosure Statement, the Plan, the Ballots, and the notice of the Confirmation Hearing were transmitted and served in compliance with the Disclosure Statement Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient and no other or further notice is, or shall be, required.

F.           Notice of the Confirmation Hearing and the solicitation of votes on the Plan complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstance of the Debtors’ Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.  Notice of the Plan Supplement, and all related documents was appropriate and satisfactory based upon the circumstances of the Debtors’ Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

G.           As set forth in the Voting Certification, votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and industry practice.

H.           Class 1 is not impaired under the Plan.  Accordingly, each holder of a Claim in such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

I.           Classes 4 and 5 are impaired.  Each holder of a Claim or equity interest in such classes will not receive or retain any property under the Plan of account of such claim or equity interest and, accordingly, is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

STANDARDS FOR CONFIRMATION
UNDER SECTION 1129 OF THE BANKRUPTCY CODE

J.           Section 1129(a)(1).  The Plan complies with each applicable provision of the Bankruptcy Code.  In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.
In accordance with section 1122(a) of the Bankruptcy Code, Article III of the Plan classifies each Claim against and Interest in the Debtors into a Class containing only substantially similar Claims or Interests;

2.	In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan properly classifies all Claims and Interests that require classification;

3.	In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan properly specifies each Class of Claims that is not impaired under the Plan;

4.	In accordance with section 1123(a)(3) of the Bankruptcy Code, Article IV of the Plan properly specifies the treatment of each Class of Claims or Interests that is impaired under the Plan;

5.
In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class unless the holder of such a Claim or Interest agrees to less favorable treatment;

6.
In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including, without limitation, the provisions regarding Effective Date transactions and transfers and the post-Effective Date corporate management, governance and actions set forth in the Plan;

7.
In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors’ Amended Certificates and Bylaws contain provisions prohibiting the issuance of non-voting equity securities and providing for the appropriate distribution of voting power among all classes of equity securities authorized for issuance;

8.
In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and the Reorganized Debtors’ Amended Certificates and Bylaws regarding the manner of selection of officers and directors of the Reorganized Debtors are consistent with the interests of creditors and with public policy;

9.	In accordance with section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests;

10.
In accordance with section 1123(b)(2) of the Bankruptcy Code, Article XI of the Plan provides for the assumption, assumption and assignment or rejection of the Debtors’ executory contracts and unexpired leases that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and Orders of the Court;

11.
In accordance with section 1123(b)(3) of the Bankruptcy Code, Section 7.01 of the Plan provides that, except as provided in the Plan, any Causes of Action against any entity shall vest in the Reorganized Debtors or the Litigation Trustee, as the case may be;

12.
In accordance with section 1123(b)(3) of the Bankruptcy Code, Section 2.01 of the Plan provides for substantive consolidation of the Debtors’ Estates solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims and Allowed Interests under the Plan.  Consistent with the record and the Confirmation Decision, no creditor of any of the Debtors will be prejudiced by the substantive consolidation of the Debtors for such purposes, and such substantive consolidation will benefit all creditors of the Debtors;

13.	In accordance with section 1123(b)(5) of the Bankruptcy Code, Article IV of the Plan modifies or leaves unaffected, as the case may be, the rights of Holders of Claims in each Class;

14.	In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code;

15.
In accordance with section 1123(d) of the Bankruptcy Code, Section 11.02 of the Plan provides for the satisfaction of Claims related to Cure Amounts associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All Claims related to Cure Amounts will be determined in accordance with the underlying agreements and applicable law.

K.           Section 1129(a)(2).  The Debtors have complied with all applicable provisions of the Bankruptcy Code with respect to the Plan and the solicitation of acceptances or rejections thereof.  In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.
All persons entitled to receive notice of the Disclosure Statement, the Plan and the Confirmation Hearing have received proper, timely and adequate notice in accordance with the Disclosure Statement Order, applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Southern District of New York (collectively, the “Bankruptcy Rules”), and have had an opportunity to appear and be heard with respect thereto.

2.
The Debtors solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.  Accordingly, the Debtors are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, and the Released Parties are entitled to the protections afforded by the exculpation provisions set forth in Section 12.8 of the Plan.

3.	Claims in Class 1 under the Plan are unimpaired, and such Class is deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.	The Plan was voted on by all classes of impaired Claims that were entitled to vote pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order (i.e., Classes 2 and 3).

5.
The Debtors have made a final determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by Holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 2 and 3 under the Plan.

6.	Each of Classes 2 and 3 have accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes actually voting.

L.           Section 1129(a)(3).  The Plan has been proposed in good faith, with the legitimate and honest purposes of reorganizing the Debtors’ ongoing businesses and maximizing the value of the Debtors and the recovery to stakeholders.  In so finding, the Court has considered both the record and the totality of the circumstances in these Chapter 11 Cases.  The Plan is the result of extensive, good faith, arm’s length negotiations between the Debtors and certain of their principal constituencies (including Mengnu, the Creditors’ Committee and their respective representatives), each of which have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code, in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules, and in connection with all of their respective activities relating to the Plan, including any action or inaction in connection with their participation in the activities described in section 1125 of the Bankruptcy Code and the exculpation provisions set forth in Article XII of the Plan.  Such parties will continue to act in good faith if they proceed to (a) consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by the Confirmation Order.  Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

M.           Section 1129(a)(4).  No payment for services or costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been or will be made by the Debtors other than payments that have been authorized by order of the Court.

N.           Section 1129(a)(5).  The identities and affiliations of the directors and officers of each of the Reorganized Debtors, and the identity and the nature of compensation of insiders that will be employed or retained by the Reorganized Debtors, have been disclosed in the Plan Supplement.  The appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of Holders of Claims and Interests and with public policy.

O.           Section 1129(a)(6).  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

P.           Section 1129(a)(7).  Each Holder of an Impaired Claim or Interest in each Impaired Class of Claims or Interests that has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such Holder would have received or retained if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.  See Disclosure Statement, Exhibit D.

Q.           Section 1129(a)(8).  The Plan has not been accepted by all Impaired Classes of Claims and Interests because, pursuant to section 1126(g) of the Bankruptcy Code, the holders of Interests in Class 4 (Existing Preferred Stock Interests) and Claims in Class 5 (Existing Common Stock Interests) are deemed to have rejected the Plan.  Nevertheless, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting Classes of Claims and Interests.

R.           Section 1129(a)(9).  Except to the extent that the Holder of a particular Claim has agreed to different treatment, the Plan provides treatment for Administrative Expense Claims, Priority Tax Claims, Fee Claims and Priority Non-Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.

S.           Section 1129(a)(10).  The Plan has been accepted by Classes 2 and 3, which are all classes of Impaired Claims that are entitled to vote on the Plan, determined without including any acceptance of the Plan by any insider.

T.           Section 1129(a)(11).  The Debtors’ projections of the capitalization and financial information of the Reorganized Debtors as of the Effective Date are reasonable and made in good faith, and confirmation of the Plan is not likely to be followed by the liquidation or the need for the further financial reorganization of the Debtors.

U.           Section 1129(a)(12).  The Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, due and payable through the Effective Date shall be paid by the Debtors on or before the Effective Date and amounts due thereafter shall be paid by the Reorganized Debtors in the ordinary course until the entry of a final decree closing the Chapter 11 Cases.

V.           Section 1129(b).  The Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code notwithstanding that the requirements of section 1129(a)(8) have not been met because the Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly” and is “fair and equitable” with respect to Classes 4 and 5, which are deemed to reject the Plan.  The Plan is “fair and equitable” with respect to Classes 4 and 5 because no junior Class of Claims or Interests will receive or retain any property under the Plan on account of such Claims or Interests.  The evidence supporting the Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Debtors’ classification and treatment of Claims and Interests: (a) is reasonable, persuasive, credible and accurate; (b) utilizes reasonable and appropriate methodologies and assumptions; and (c) has not been controverted by other credible evidence.  The Plan therefore satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed, despite the fact that not all Impaired Classes have voted to accept the Plan.

W.           Section 1129(c).  The Plan is the only plan that has been filed in these cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code.  Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

X.           Section 1129(d).  No party in interest including, but not limited to, any Governmental Unit (as defined in section 101(27) of the Bankruptcy Code), has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance.  Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

DISCHARGE, INDEMNIFICATION,
INJUNCTIONS, RELEASES AND EXCULPATION

Y.           The indemnification, injunction, discharge, release and exculpation provisions set forth in Article XII are within the jurisdiction of the Court, and no party has objected to same.

It is hereby

ORDERED, ADJUDGED AND DECREED, that:

1.           The Plan and each of its provisions (whether or not specifically approved herein) are CONFIRMED pursuant to section 1129 of the Bankruptcy Code, subject to the requirement of the Confirmation Decision that the Debtors pay or otherwise satisfy the claims of those creditors who can be identified as having extended credit to debtor Hartsdale Convertibles, Inc. and who have not agreed to other treatment.

2.           The terms of the Plan shall be effective and binding from and after the Confirmation Date, but subject to the Effective Date of the Plan.

3.           The Effective Date of the Plan shall occur on the first Business Day on which all conditions set forth in Section 14.02 of the Plan have been satisfied or, if applicable, have been waived in accordance with Section 14.03 of the Plan.

4.           All parties have had a full and fair opportunity to litigate all issues raised, or that might have been raised to the Plan, including, without limitation any objections that could have been raised to any documents contained in the Plan Supplement or related thereto.  Any objections or responses to confirmation of the Plan and the reservation of rights contained therein that (a) have not been withdrawn, waived or settled prior to the entry of this Order or (b) are not cured by the relief granted herein, are hereby OVERRULED on their merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

A.	Effect of Confirmation

5.           All sections of Article XII of the Plan regarding the effect of confirmation of the Plan are incorporated in this Order as though fully set forth herein and are approved and so ordered in all respects.

B.	Approval of Injunction

6.           The injunctions set forth in Article XII of the Plan are essential to the Plan and are necessary to preserve and enforce the Plan, and are narrowly tailored to achieve that purpose, and are therefore approved.  By accepting distributions pursuant to the Plan, each Holder of a Claim shall be deemed to have specifically consented to the injunctions set forth in Section 12.07 of the Plan.

C.	Approval of Releases

7.           The releases set forth in Section 12.08 of the Plan, including, without limitation, the Releases by Holders of Claims and Interests, represent a valid exercise of the Debtors’ business judgment, and no party has objected to same. The releases in Section 12.08 of the Plan are non-materially modified as set forth below:

Releases by the Debtors. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession, shall be deemed to forever release, waive and discharge all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the parties released pursuant to this section, the Chapter 11 Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates, whether directly, indirectly, derivatively or in any representative or any other capacity, against the Plan Sponsor or any Debtor-Released Parties, except as otherwise provided in section 12.08(b) below.

(b)           Limited Release of Officers, Directors and Employees.  No Claims of the Debtors’ Estates against the Debtors’ directors, officers and employees arising from or relating to the period prior to the Petition Date are released by the Plan.  As of the Effective Date, the Debtors and the Debtors in possession shall be deemed to have waived and released the Debtor- Released Parties from any and all Claims of the Debtors’ Estates arising from or relating to the period from and after the Petition Date; provided, however, that, except as otherwise provided by prior or subsequent final order of the Bankruptcy Court, nothing in this section 12.08(b) shall operate as a waiver or release of (i) any Person named or subsequently named as a defendant in any action commenced by or on behalf of the Debtors in possession, including any actions prosecuted by the Creditors’ Committee or any Litigation Trust Cause of Action prosecuted by the Litigation Trust (ii) any Debtor’s Claims, rights, or Causes of Action for money borrowed from or owed to a Debtor or its subsidiary by any of its directors, officers or former employees as set forth in such Debtor’s or subsidiary’s books and records; (iii) any Claims against any Person to the extent such Person asserts a cross-claim, counterclaim, and/or Claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors or representatives; (iv) indemnification obligations as set forth in section 10.07; and (v) in no event shall anything in this section be construed as a release of any Person’s fraud, gross negligence or willful misconduct for matters with respect to the Debtors and their subsidiaries and/or affiliates; and provided, further, that the foregoing is not intended, nor shall it be construed, to release any of the Debtors’ Claims, whether commenced by the Debtors, the Reorganized Debtors or the Litigation Trust, that may exist against the Debtors’ D&O Liability Insurance Policies; and, provided, further, that the Creditors’ Committee and the Litigation Trust hereby waive their respective rights of collection from the Reorganized Debtors, the Debtor-Released Parties, or the Debtors’ directors and officers in connection with any D&O Actions.

(c)           Releases by Holders of Claims and Interests. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each Holder of a Claim that does not vote to reject the Plan and any Person who receives a Distribution under the Plan, in consideration for the obligations of the Debtors and the other Released Parties under the Plan, the Plan Distributions, the New Common Stock and other contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan, will be deemed to consensually forever release, waive and discharge all Claims, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the obligations of any party under the Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with the Plan), including, without limitation, any Claims for any such loss such Holder may suffer, have suffered or be alleged to suffer as a result of the Debtors commencing the Chapter 11 Cases or as a result of the Plan being consummated, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement against any Released Party (which includes the Debtor-Released Parties, Mengnu, and the Creditors’ Committee, collectively, the “Third Party Release”).  However, the Bankruptcy Court ruled that, as of the date hereof, applicable law does not permit such Third Party Release with respect to direct Claims against the Released Parties that are not derivative of the Debtors’ liability.

It is the Debtors’ position that entry of the Confirmation Order will constitute the Bankruptcy Court’s approval pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, will constitute the Bankruptcy Court’s finding that such release is (i) in exchange for the good and valuable consideration provided by the Debtors and the other Released Parties, representing good faith settlement and compromise of the Claims released herein; (ii) in the best interests of the Debtors and all Holders of Claims; (iii) fair, equitable, and reasonable; (iv) approved after due notice and opportunity for hearing; and (v) a bar to any released Claim against any of the Debtors and the Released Parties or their respective Property

Notwithstanding anything to the contrary contained herein, except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, nothing in the Confirmation Order or the Plan shall effect a release of any Claim by the United States government or any of its agencies or any state and local authority whatsoever, including without limitation any claim arising under ERISA, federal securities laws, the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against any non-Debtor Released Party, nor shall anything in the Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any Claim, suit, action or other proceedings against any non-Debtor Released Party for any liability whatever, including without limitation any Claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state or local authority, nor shall anything in the Confirmation Order or the Plan exculpate any party from any liability to the United States government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under ERISA, federal securities laws, the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against any non-Debtor Released Party.

8.           Subject to the preceding paragraph, the releases are approved, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Court, any of the parties to such releases or any other party. Notwithstanding any provision of the Plan, Disclosure Statement, or this Confirmation Order, nothing in the Plan, Disclosure Statement, or this Confirmation Order shall in any way release, enjoin, bar or limit the rights, claims, debts, agreements, obligations, causes of action and claims for relief that any Creditor of the Debtors has or may have against another Creditor of the Debtors, other than Mengnu, including, without limitation, current or former members of the Creditors Committee, except for those rights, claims, debts, agreements, obligations, causes of action and claims for relief that arise in connection with such Creditor's service as a member of the Creditors Committee.

D.	Approval of Exculpation

9.           The exculpation provisions as set forth in Section 12.09 of the Plan are essential to the Plan.  The record in these Chapter 11 Cases fully supports the exculpation, and the exculpation provisions, as modified herein, are appropriately tailored to protect the exculpated parties from inappropriate litigation related to acts or omissions up to and including the Effective Date and are hereby approved; provided that nothing in the Plan shall (a) exculpate any Person from any liability resulting from any acts that constitute fraud, gross negligence, or willful misconduct as determined by a Final Order of the Bankruptcy Court, or (b) limit the liability of the Professionals of the exculpated parties to their respective clients pursuant to N.Y. Comp. Codes R. & Regs. title 22 § 1200.0 Rule 1.8(h)(1)(2011).

E.	Order Binding on All Parties

10.           Subject to the provisions of Section 15.01 of the Plan and Bankruptcy Rule 3020(e), to the extent applicable, in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Order shall be binding upon, and inure to the benefit of the Debtors, all Holders of Claims and Interests, and their respective successors and assigns.

F.	Substantive Consolidation of the Debtors for Purposes of Voting, Confirmation and Distribution

11.           The consolidation of the Debtors solely for the purpose of implementing the Plan, as set forth in Section 2.01 of the Plan, including for purposes of voting, confirmation and making distributions under the Plan is hereby approved.  Except as set forth in Section 2.01 of the Plan, such substantive consolidation shall not affect (a) the legal and corporate structure of the Reorganized Debtors, or (b) any obligations under any leases or contracts assumed in the Plan or otherwise after the Petition Date.  Section 2.01 of the Plan is not inconsistent with the Confirmation Decision.

G.	Vesting and Transfer of Assets

12.           On the Effective Date, except as otherwise provided in the Plan, all property in each of the Debtors’ Estates, all Causes of Action (including Litigation Trust Causes of Action) and any property acquired by any of the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor or the Litigation Trust, as the case may be, free and clear of all Claims, Liens, charges, other encumbrances and Interests.

H.	Preservation and Prosecution of Claims Causes of Action

13.           Section 7.01 of the Plan appropriately provides for the preservation and retention by the Reorganized Debtors of all Claims and Causes of Action in accordance with section 1123(b) of the Bankruptcy Code.  The Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action.  The Litigation Trust may enforce all rights to commence and pursue, as appropriate, any and all Litigation Trust Causes of Action.  The provisions regarding the Retained Causes of Action and the Litigation Trust Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests.

I.	Approval of Discharge of Claims and Termination of Interests

14.           The discharge provision as set forth in Section 12.04 of the Plan is approved, is so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Court or any other party.

15.           Except as specifically set forth in the Plan, as of the Effective Date, each Person that is a Holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such Holder shall be deemed to have forever discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided in the Plan, upon the Effective Date, all such Holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524 and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or Reorganized Debtor.

J.	The Litigation Trust

16.           As of the Effective Date, the Litigation Trust Agreement shall be deemed effective in accordance with its terms.  As of the Effective Date, the Trust Assets (as defined in the Litigation Trust Agreement), including but not limited to Litigation Trust Fund, the Litigation Trust Causes of Action, the Tranche A Note and the Tranche C Note, shall be transferred, or deemed transferred to the Litigation Trust.  Upon the transfer of the Trust Assets to the Litigation Trust, the Litigation Trust shall succeed to all of the Beneficiaries’ (as defined in the Litigation Trust Agreement) rights, title and interest in the Trust Assets and no other entity has any interest, legal, beneficial, or otherwise, in the Litigation Trust or the Trust Assets as of their assignment and transfer to the Litigation Trust.

17.           The appointment of the Litigation Trustee and the persons identified by the Creditors’ Committee to serve as members of the Advisory Committee (as defined in the Litigation Trust Agreement), at the Confirmation Hearing or in the Plan Supplement, is in the best interest of the Debtors and their estates and creditors and hereby is approved in all respects.  All such persons are authorized to serve in their respective capacities as provided under the Plan and the Litigation Trust Agreement and any related documents approved by the Court and, in connection therewith, are authorized to take any and all actions necessary in furtherance of the discharge of such persons’ obligations under the Plan, the Litigation Trust Agreement, the Plan Supplement documents and any related documents approved by the Court.  To the extent necessary, the appointment of such persons in their respective capacities under the Plan is approved pursuant to section 1123(b)(3)(B) of the Bankruptcy Code; provided, however, that the compensation of any such person shall be as set forth by the Litigation Trust Agreement.

18.           Notwithstanding the provisions of section 3.10 of the Litigation Trust Agreement and Local Rule 3021-1, the U.S. Trustee has consented to, and the Court hereby orders that every January 30th, April 30th, July 30th and October 30th until the Litigation Trust is terminated, the Litigation Trustee shall prepare, file with the Court and serve upon the U.S. Trustee quarterly updates showing any and all disbursements made by the Litigation Trust during the preceding quarter.

K.	Approval of the Exit Financing and Notes

19.           On the Effective Date, and without further notice to or order or other approval of the Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person or entity, the Reorganized Debtors may execute all documents and enter into all agreements as may be necessary and appropriate in connection with that certain exit credit agreement by and between Mengnu and the Debtors (the “Exit Credit Facility”).  On the Effective Date, and upon execution of the Exit Credit Facility and without any further order of the Court, the claims, liens and security interests granted to Mengnu in connection with the DIP Credit Agreement shall automatically be fully extinguished, released, discharged and terminated.  Pursuant to 1142(b) of the Bankruptcy Code, Mengnu is authorized, ordered and instructed to execute and deliver, if and when requested by the Debtors, the Reorganized Debtors or the Litigation Trust on or after the Effective Date, a document evidencing the release and discharge of such claims, liens and security interests as of the Effective Date to the extent such document exists or could be procured.

20.           The Debtors are authorized in all respects to execute and fully perform under the Tranche A Note, the Tranche B Note, the Tranche C Note, the Tranche D Note and the Tranche E Note (collectively, the “Notes”).   Notwithstanding anything contained in the Plan to the contrary, the Tranche B Note obligations shall not be subordinate to the obligations under any of the Notes, notwithstanding the subordination of Mengnu’s rights under the Tranche B Note to the JCI Inventory.4  The Notes shall become immediately effective upon execution thereof.  The Reorganized Debtors are hereby authorized to enter into, to fully perform all acts under, to make, execute and deliver all documents, including without limitation, the execution and recordation of security agreements and financing statements without further order of the Court.  In furtherance of the Exit Credit Facility and the Notes, the Reorganized Debtors are hereby authorized to file or record financing statements, notices of liens or similar instruments in any jurisdiction, or take any action in order to validate and perfect the liens and security interests granted hereunder or under the Exit Credit Facility or the Notes.  The Debtors and the Reorganized Debtors shall execute and deliver to the Litigation Trust or Mengnu, as appropriate, all such agreements, financing statements, instruments and other documents that the Litigation Trust or Mengnu, as appropriate, may reasonably request to more fully evidence, confirm, validate, perfect, preserve and enforce the Exit Credit Facility, the Notes and the security interests arising thereunder or related thereto.  All such documents will be deemed to have been recorded and filed as of the Effective Date.

L.	New Common Stock

21.           In accordance with section 6.02 of the Plan, on the Effective Date, the Reorganized Debtors shall authorize one (1) million shares of New Common Stock.  The issuance of the New Common Stock is authorized without the need for any further corporate action or without any further action by any Holder of Claims or Interests.  All of the shares of New Common Stock issued pursuant to the Plan is deemed duly authorized, validly issued, fully paid and non-assessable.

4  This change to the definition of Tranche B Note, as provided for in section 1.01(104) of the Plan, is a non -material correction to the Plan.

M.	Exemption From Securities Laws

22.           The solicitation of acceptances and rejections of the Plan was exempt from the registration requirements of the Securities Act and applicable state securities laws, and no other non-bankruptcy law applies to the solicitation.

23.           The issuance of the New Common Stock pursuant to the Plan shall be exempt from registration pursuant to section 1145 of the Bankruptcy Code to the maximum extent permitted thereunder and, subject to the transfer restrictions contained in the Amended Certificate and Bylaws, such New Common Stock may be resold by the Holders thereof without restriction, except to the extent that any such Holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code.  The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable federal or state securities laws shall not be a condition to the occurrence of the Effective Date.

N.	Exemption From Certain Transfer Taxes

24.           To the fullest extent permitted by applicable law, all sale transactions and asset transfers by the Debtors or Reorganized Debtors, as applicable, approved by the Bankruptcy Court on or after the Confirmation Date through and including the Effective Date, including the transfers effectuated under the Plan shall constitute “transfers under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

O.	Executory Contracts and Unexpired Leases

25.           The requirements for assumption or rejection, as the case may be, of each executory contract or unexpired lease have been satisfied, and each such assumption or rejection is in the best interest of the Reorganized Debtors, their estates and all parties in interest in the Chapter 11 Cases.  Subject to the occurrence of the Effective Date, the Debtors are authorized to assume, assign and/or reject executory contracts or unexpired leases in accordance with Article XI of the Plan and orders of this Court.  Each executory contract and unexpired lease assumed pursuant to Article XI of the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

26.           Except as specifically set forth in the Plan, as of and subject to the occurrence of the Effective Date and to the payment of the applicable Cure Amount, all executory contracts and unexpired leases to which any Debtor is a party shall be deemed assumed, except for any executory contracts or unexpired leases that: (a) previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court; (b) are designated specifically or by category as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, if any; or (c) are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date.

27.           As of and subject to the occurrence of the Effective Date, all contracts identified on the Schedule of Rejected Contracts and Leases shall be deemed rejected.  The Holders of Claims arising from such rejection, if any, shall have thirty (30) days after service of notice of such rejection to file proofs of claim with the Bankruptcy Court.  Failure to timely file such proofs of claim shall result in such Claims being barred and discharged.  Once allowed, any such Claim shall be treated as a Class 3 General Unsecured Claim.

P.	Claims Bar Dates

28.           The Reorganized Debtors may apply for an Administrative Bar Date by separate application and proposed order within 30 days of the Effective Date.

29.           Fee Claims.  Except as otherwise provided in Section 4.02 of the Plan, any Professional seeking allowance by the Bankruptcy Court of a Fee Claim shall file and serve on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Creditors’ Committee, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, its final application for allowance of such compensation and/or reimbursement by no later than sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

30.           Subject to written engagement agreements with the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by any Professional or the Claims Agent in connection with implementation of the Plan, including without limitation, reconciliation of, objection to and settlement of Claims, shall be paid in Cash by the Reorganized Debtors.

Q.	Plan Implementation

31.           In accordance with section 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), but subject to the fulfillment or waiver of all conditions precedent listed in Section 14.02 of the Plan, without further action by the Court or the stockholders, managers or directors of any Debtor or Reorganized Debtor, the Debtors, the Reorganized Debtors, as well as the president, the chief executive officer, the chief financial officer, any vice president, the secretary and the treasurer of the Corporation (each, a “Designated Officer”) of the appropriate Debtor or Reorganized Debtor, are authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated thereby or hereby, including, without limitation, those transactions identified in the Plan and the payment of any taxes owing in respect of distributions under the Plan; and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan.

32.           To the extent that, under applicable non-bankruptcy law, any of the actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated hereby or thereby would otherwise require the consent or approval of the Board of Directors of any of the Debtors or Reorganized Debtors, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the Board of Directors of the appropriate Debtor or Reorganized Debtor.

33.           Each of the Debtors, the Reorganized Debtors, Mengnu and the Litigation Trustee is authorized, ordered and instructed to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be reasonably necessary or appropriate consistent with the language of the Plan and the Plan Supplement to effectuate, implement and further evidence the terms and conditions of the Plan without further order of this Court and without further corporate action.

34.           Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept for filing and/or recording any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.

R.	Cancellation of Existing Securities and Agreements

35.           On the Effective Date, except as otherwise specifically provided for in the Plan, on the Effective Date all agreements, instruments, and other documents evidencing any Existing Preferred Stock Interest or Existing Common Stock Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled, discharged and of no force or effect.

S.	Stay of Confirmation Order Waived

36.           The provisions of Federal Rule of Civil Procedure 62, as applicable pursuant to Bankruptcy Rule 7062, and Bankruptcy Rule 3020(e) shall not apply to this Order and the Debtors are authorized to consummate the Plan immediately upon entry of this Order.  It is intended that the period in which an appeal with respect to this Order must be filed shall commence immediately upon the entry of this Order.

T.	Binding Effect of Prior Orders

37.           Pursuant to section 1141 of the Bankruptcy Code, effective as of and subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

U.	Notice of Confirmation of the Plan and Effective Date

38.           Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Debtors or the Reorganized Debtors are directed to electronically file with the Court and serve a notice of the entry of this Confirmation Order and the Effective Date of the Plan, on all parties that received the Confirmation Hearing Notice and parties to executory contracts or unexpired leases no later than 5 Business Days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve such notice only on the record Holders of Claims or Interests as of the Confirmation Date.  As soon as practicable after the entry of this Order, the Debtors shall make copies of this Order and the notice available on their website at http://www.bmcgroup.com/jenniferconvertibles.

V.	Retention of Jurisdiction

39.           Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, except as otherwise provided in the Plan and the Confirmation Order, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code in accordance with Article XIII of the Plan.

W.	Reservation of Rights

40.           Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Confirmation Order shall have no force or effect if the Effective Date does not occur.  None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

X.	Miscellaneous Provisions

41.           Without the need for a further order or authorization of this Court, but subject to the express provisions of this Order, and the consent of Mengnu and the Creditors’ Committee, the Debtors shall be authorized and empowered as may be necessary to make non-material modifications to the Plan and the documents filed with the Court, including the Plan Supplement or documents forming part of the evidentiary record at the Confirmation Hearing, in their reasonable business judgment, provided all such modifications are filed with the Court.

42.           The Creditors’ Committee shall be automatically dissolved on the Effective Date and all members, employees or agents thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that the Creditors’ Committee shall survive for the sole purpose of representing its constituents in connection with applications by Professionals for final compensation and reimbursement of expenses.

43.           On the Effective Date, the engagement of each Professional retained by the Debtors and the Creditors’ Committee may be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, such Professional shall be entitled to prosecute their respective Fee Claims and represent their respective constituents with respect to applications for payment of such Fee Claims.

44.           Subject to paragraph 46 below, failure specifically to include or reference any particular article, section, or provision of the Plan, Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Bankruptcy Court that the Plan and any related documents be confirmed.

45.           Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Order shall be, and it hereby is, deemed to be modified such that the reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Order, as appropriate.

46.           In the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document).  In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Order, on the other, the provisions of this Order shall govern.

47.           If the Effective Date does not occur as provided in Section 14.04 of the Plan, this Order may be vacated by this Court in accordance with the provisions of such section, provided that, notwithstanding the filing of a motion to vacate, this Order shall not be vacated if all of the conditions to consummation set forth in Section 14.02 of the Plan are either satisfied or duly waived before this Court enters an order granting the relief requested in such motion.  If the Order is vacated pursuant to Section 14.04, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Holder of any Claim or Interest in the Debtors; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor or any other entity with respect to any matter set forth in the Plan.

48.           If the Plan is revoked or withdrawn pursuant to Section 5.03 of the Plan prior to the Effective Date, the Plan shall be deemed null and void.

49.           Subject to Section 8.01 of the Plan, on and after the Effective Date, the Debtors shall be deemed to have assigned and shall assign to the Litigation Trust, the right to object to the allowance of, General Unsecured Claims on all available grounds.  On such assignment from the Debtors, the Litigation Trust shall have the exclusive right to object to the allowance of any General Unsecured Claim on any ground.  The Reorganized Debtors shall have the right to object to the allowance of any other Claims or Interests with respect to which they dispute liability, priority, and/or amount; provided, however, that the foregoing shall not in any way limit the ability or the right of the Litigation Trust to assert, commence, or prosecute any Litigation Trust Causes of Action against any Holder of such Claim.  The Reorganized Debtors may operate their businesses and may use, acquire and dispose of Property, and the Debtors and the Litigation Trustee may, in accordance with the terms of the Plan, prosecute, compromise or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

50.           The business and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date.  Notwithstanding the entry of this Order, from and after the Effective Date, the Court shall retain such jurisdiction as is legally permissible, including jurisdiction over those matters and issues described in Article XIII of the Plan.

Y.	Final Order

51.           This Confirmation Order is intended to be a Final Order and the period in which an appeal must be filed to commence upon the entry hereof.

Dated: February 8, 2011
New York, New York

/s/ Allan L. Gropper
THE HONORABLE ALLAN L. GROPPER UNITED STATES BANKRUPTCY JUDGE